Exhibit 99.1

Narrative Portions of Form 12b-25 filed by New Century Financial Corporation on March 2, 2007

New Century Financial Corporation (the “Company”) has determined that it is unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Form 10-K”) by March 1, 2007 without unreasonable effort and expense.

As previously announced, the Company will restate its consolidated financial results for the quarters ended March 31, June 30 and September 30, 2006 to correct errors the Company discovered in its accounting and financial reporting of loan repurchase losses.

In connection with the restatement process, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), advised by its independent counsel who is assisted by forensic accountants, has initiated its own independent investigation into the issues giving rise to the Company’s need to restate its 2006 interim financial statements, as well as issues pertaining to the Company’s valuation of residual interests in securitizations in 2006 and prior periods. The Audit Committee will expand the scope of its investigation as may be necessary to cover other matters that are developed in the course of its investigation or otherwise come to its attention. The 2006 Form 10-K will be filed after this investigation is complete.

In addition, the Company is determining the amount of the adjustment to the estimated fair value of its residual interests in securitizations to reflect revised prepayment, cumulative loss and discount rate assumptions with respect to the mortgage loans underlying these assets. The Company is revising the assumptions to reflect relevant data such as recent loss experience, changing market conditions and updated expectations regarding higher credit losses and faster prepayment speeds.

In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Company’s management is assessing the effectiveness of its internal control over financial reporting as of December 31, 2006, and expects to conclude that there were material weaknesses in the internal control over financial reporting as of December 31, 2006. After management completes its assessment, the Company will include the assessment in the 2006 Form 10-K. The assessment will discuss the material weaknesses that management identifies and the actions that have been and will be taken to remediate these material weaknesses.

The considerable work associated with the foregoing matters has delayed the Company’s completion of the financial and other information to be included in the 2006 Form 10-K. The Company is working diligently to finalize its financial statements for the year ended December 31, 2006. In addition, the Company is working to provide its independent registered public accounting firm, KPMG LLP (“KPMG”), the information that it needs in order to complete its audit of the Company’s financial statements and internal control over financial reporting. KPMG has informed the Company that, among other matters, it will need to be informed of the results of the Audit Committee’s investigation and the results of the Company’s negotiations with its credit providers for covenant waivers and amendments as described in Part IV before completing its audit.

Explanation Referred to in Part IV, Item (3) of Form 12b-25

The results of operations that the Company will include in the 2006 Form 10-K are still being finalized by management and audited by KPMG. Accordingly, the Company believes it is premature to provide an estimate of those results at this time.

Estimated Effect of Restatement — Although a full review is ongoing, the Company currently expects that the modifications to the allowance for loan repurchase losses will result in restated net income for the first three quarters of 2006 that is significantly lower than previously reported in the Company’s 2006 interim financial statements.

Estimated Fourth Quarter and Full-Year Results – Although the Company’s mortgage loan origination volume increased in 2006 when compared to 2005, the Company’s results of operations for the quarter and year ended December 31, 2006 will reflect declines in earnings and profitability when compared to the same periods in 2005. The Company currently expects that it will report a pretax loss for both the fourth quarter and the full year ended December 31, 2006.

These negative trends in results compared to 2005 are attributable primarily to:

1.	Lower Net Gain on Sale– The Company’s net gain on sale of its mortgage loans declined over the course of 2006 due primarily to (i) increased exposure to repurchased loans from whole loan buyers, (ii) increases in the percent of loans rejected by whole loan investors during their due diligence review prior to purchase and (iii) increasing severity of loss upon disposition of repurchased and other loans in discounted loan sales.

2.	Reduction in Carrying Value of Residual Assets – The Company expects to record an adjustment to the estimated fair value of its residual interests in securitizations to reflect revised prepayment, cumulative loss and discount rate assumptions with respect to the mortgage loans underlying these residual interests.

3.	Reduction in Carrying Value of Mortgage Loans Held for Sale – The Company expects to record a lower-of-cost-or-market valuation allowance reflecting the Company’s current estimate of the fair value of its inventory of mortgage loans held for sale, which is lower than the Company’s cost basis in those loans. This fair value estimate reflects changes in market conditions.

4.	Allowance for Losses on Loans Held for Investment – The Company expects to record an increase in its allowance for losses on its portfolio of loans held for investment reflecting relevant data such as recent loss experience, changing market conditions and updated expectations regarding higher credit losses and faster prepayment speeds.

5.	Deferred Tax Assets – In light of the above mentioned adjustments and other impacts to the full year 2006 results, the Company is reevaluating the realizability of its deferred tax assets.

Cautionary Statements Regarding Restatement, Fourth Quarter Loss and Late Filing of 2006 Form 10-K

The Company currently relies on its 15 short-term repurchase agreements and aggregation credit facilities and an asset-backed commercial paper facility that collectively provide the Company with an aggregate of approximately $13.0 billion of committed and $4.4 billion of uncommitted borrowing capacity to fund mortgage loan originations and purchases pending the pooling and sale of such mortgage loans.

These financing arrangements generally require the Company to deliver timely financial statements prepared in accordance with generally accepted accounting principles to its lenders. Because of the previously announced restatement, the Company obtained written waivers from its various lenders with respect to compliance with this delivery requirement through March 15, 2007. If, as may occur, the Company does not file its restated financial statements for the quarters ended March 31, June 30 and September 30, 2006 and the 2006 Form 10-K on or before March 15, 2007, the Company will seek to obtain additional written waivers from its various lenders with respect to this delivery requirement.

In addition, 11 of the Company’s 16 financing arrangements require it to report at least $1 of net income for any rolling two-quarter period. The Company expects that it will not meet this requirement for the two-quarter period ended December 31, 2006. As a result, the Company is seeking to obtain waivers with respect to this covenant.

To date, six of the Company’s 11 financing arrangements whose agreements contain this rolling two-quarter net income covenant have executed waivers. Certain of these waivers will become effective when the Company receives similar waivers from each of the other lenders having the rolling two-quarter net income covenant.

In addition, where applicable, the Company is seeking amendments to its financing arrangements to modify this rolling two-quarter net income covenant for the remainder of 2007. Although there can be no assurance that the Company will receive these amendments and waivers from all of its lenders, the Company is in active dialogue with these lenders and has made progress in this regard.

In the event the Company is unable to obtain satisfactory amendments to and/or waivers of the covenants in its financing arrangements from a sufficient number of its lenders, or obtain alternative funding sources, KPMG has informed the Audit Committee that its report on the Company’s financial statements will include an explanatory paragraph indicating that substantial doubt exists as to the Company’s ability to continue as a going concern.

Cautionary Statements Regarding Litigation and Inquiries

In a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on February 21, 2007, the Company reported that it had been served with a complaint for a purported securities class action and was aware of nine additional purported class action lawsuits that had been filed against it and certain of its officers and directors alleging certain violations of federal securities laws.

Since that time, the Company has become aware of four related derivative complaints against certain of its directors and officers, making essentially the same allegations as the federal securities cases relating to the Company’s restatements. The Company believes that the derivative cases have been or will be filed in Orange County Superior Court. The Company anticipates that similar actions may be filed in the future and does not undertake, and expressly disclaims, any obligation to update this disclosure for any similar or related claims that may be made in this regard. The Company intends to review the allegations in these complaints and respond appropriately.

The staff of the SEC has requested a meeting with the Company to discuss the events leading up to the announcement of the restatements and the Company intends to comply with the SEC’s request.

On February 22, 2007, the Company received a letter dated February 21, 2007 from the NYSE Regulation Inc. indicating that its Market Trading Analysis Department is reviewing transactions in the Company’s securities prior to the February 7, 2007 announcement of the restatement process and that the Company expected a loss in the fourth quarter of 2006. In that regard, the letter requested certain information from the Company, which the Company has agreed to provide.

On February 28, 2007, the Company received a letter from the United States Attorney’s Office for the Central District of California (the “U.S Attorney’s Office”) indicating that it was conducting a criminal inquiry under the federal securities laws in connection with trading in the Company’s securities, as well as accounting errors regarding the Company’s allowance for repurchase losses. The U.S. Attorney’s Office is requesting voluntary assistance by the Company, which the Company has agreed to provide.

Safe Harbor Regarding Forward Looking Statements

Certain statements contained in this Form 12b-25 may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: (i) the scope of the Audit Committee’s independent investigation and the Company’s expectation that it will file the 2006 Form 10-K after the Audit Committee’s independent investigation is complete; (ii) management’s expectation that it will conclude that there were material weaknesses in the internal control over financial reporting as of December 31, 2006; (iii) the Company’s expectation that the modifications to the company’s allowance for loan repurchase losses will result in restated net income for the first three quarters of 2006 that is significantly lower than previously reported in the Company’s 2006 interim financial statements; (iv) the Company’s expectation that its results of operations for the quarter and year ended December 31, 2006 will reflect declines in earnings and profitability when compared to the same periods in 2005; (v) the Company’s expectation that it will report a pretax loss for both the fourth quarter and the full year ended December 31, 2006; (vi) the Company’s expectation that it will record an adjustment to the estimated fair value of its residual interests in securitizations to reflect revised prepayment, cumulative loss and discount rate assumptions with respect to the mortgage loans underlying these residual interests; (vii) the Company’s expectation that it will record a lower-of-cost-or-market valuation allowance reflecting the Company’s current estimate of the fair value of its inventory of mortgage loans held for sale, which is lower than the Company’s cost basis in those loans; (viii) the Company’s expectation that it will record an increase in its allowance for losses on its portfolio of loans held for investment reflecting relevant data such as recent loss experience, changing market conditions and updated expectations regarding higher credit losses and faster prepayment speeds; (ix) the Company’s intention to seek additional written waivers from its various lenders if it does not file the 2006 Form 10-K on or before March 15, 2007; (x) the Company’s expectation that it will not meet the rolling two-quarter net income covenant in certain of its financing arrangements for the period ended December 31, 2006; (xi) the Company’s expectation that additional securities class action or derivative lawsuits may be filed in the future; and (xii) the Company’s expectation that it will review the allegations in the complaints for the securities class action and derivative lawsuits and respond appropriately. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: (i) the outcome of the Company’s full review of the legal, accounting and tax impact of the pending restatements on its financial statements for the first, second and third quarters of 2006; (ii) the completion of KPMG’s audit of the Company’s 2006 financial statements and internal control over financial reporting and the findings with respect to KPMG’s audit; (iii) the results of the Audit Committee’s independent investigation into the issues giving rise to the Company’s need to restate its 2006 interim financial statements; (iv) the condition of the U.S. economy and financial system and the subprime mortgage industry; (v) the interest rate environment; (vi) the effect of increasing competition in the Company’s sector; (vii) the condition of the markets for whole loans and mortgage-backed securities; (viii) the stability of residential property values; (ix) the Company’s ability to comply with the requirements applicable to REITs; (x) the impact of more vigorous and aggressive enforcement actions by federal or state regulators; (xi) the Company’s ability to grow its loan portfolio and the performance of the loans in the company’s loan portfolio; (xii) the Company’s ability to continue to maintain low loan acquisition costs; (xiii) the potential effect of new state or federal laws and regulations; (xiv) the Company’s ability to maintain adequate financing arrangements to finance its business; (xv) the outcome of litigation or regulatory actions pending against the Company; (xvi) the Company’s ability to adequately hedge its residual values, cash flows and fair values; (xvii) the accuracy of the assumptions regarding the Company’s repurchase allowance and residual valuations, prepayment speeds and loan loss allowance; (xviii) the assumptions underlying the Company’s risk management practices; (xix) the ability of the servicing platform to maintain high performance standards; (xx) the execution of its forward loan sales commitments; and (xxi) other events and factors beyond the Company’s control. Additional information on these and other factors is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other periodic filings of the company with the Securities and Exchange Commission. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Form 12b-25.